Exhibit 99.1

FOR IMMEDIATE RELEASE

Michael J. Schall, Chief Financial Officer, (650) 849-1600

Mary C. Jensen, Director of Investor Relations, (650) 849-1656

Essex Announces First Quarter 2003 Results

4.4% Decrease in FFO Per Share

Palo Alto, California-April 30, 2003-Essex Property Trust, Inc. (NYSE:ESS), a Real Estate Investment Trust (REIT) with apartment communities located in targeted West Coast markets, today reported operating results for the first quarter 2003. Net Income for the quarter ended March 31, 2003 totaled $10.2 million, or $0.48 per diluted share, as compared with $11.3 million, or $0.61 per diluted share for the quarter ended March 31, 2002, representing a 9.4 percent decrease in net income or 21.3 percent decrease in net income per share.

Funds From Operations (FFO) for the quarter ended March 31, 2003 amounted to $25.3 million, or $1.08 per diluted share, compared to $23.7 million, or $1.13 per diluted share, for the quarter ended March 31, 2002, representing a 6.8% increase in FFO and a 4.4 percent reduction in FFO per share. FFO was negatively impacted by a $446,000 decrease in miscellaneous non-recurring income, which decreased from $688,000, or $0.03 per diluted share in the quarter ended March 31, 2002 to $242,000 or $0.01 per diluted share in the quarter ended March 31, 2003.

FFO is a supplemental financial measurement used by real estate investment trusts to measure and compare operating performance. A reconciliation of FFO to net income (the most directly comparable GAAP measure) is included in the financial data accompanying this press release. For a more comprehensive definition of FFO please refer the last page of this press release.

The Company's financial results are summarized as follows:

                                       Quarter Ended March 31,
                             ------------------------------------------------
                                                                 Percent
                                    2003             2002         Change
                             ------------------------------------------------
                             (Dollars in thousands, except per share amounts)

Revenues                     $     58,995      $    49,412            19.4%
Funds From Operations (FFO)  $     25,298      $    23,683             6.8%
Net Income                   $     10,231      $    11,296            -9.4%
Per Diluted Share:
  FFO Per Share              $      1.08       $     1.13             -4.4%
  Net Income Per Share       $      0.48       $     0.61            -23.1%

Portfolio Composition

The following table compares Essex's regional concentrations for its multifamily portfolio as of March 31, 2003 and March 31, 2002.

                                 As of                   As of
                                March 31, 2003          March 31, 2002
                           ------------------------------------------------
                               Number of               Number of
                            Apartment Homes    %    Apartment Homes    %
                           ------------------------------------------------
Southern California          13,654        57        11,295        54
San Francisco Bay Area        4,293        18         4,023        19
Seattle Metro. Area           4,073        17         4,073        20
Portland Metro. Area          1,371         6         1,371         7
Other                           578         2           -           -
                           ------------------------------------------------
Total                        23,969        100       20,762        100
                           ================================================

Property Operations

The following operating results omit properties in development or lease-up, properties owned less than a year, and properties that are accounted for under the equity method of accounting.

A breakdown of the same-property net operating income results compared to the quarter ended March 31, 2002 for Essex's multifamily properties is as follows:

Quarter Ended March 31, 2003

	Revenues	Operating Expenses	Net Operating Income
Southern California	7.2%	4.3%	8.4%
San Francisco Bay Area	-10.2%	13.2%	-17.0%
Pacific Northwest	-3.0%	7.6%	-7.9%
Same-Property Average	-1.5%	7.8%	-5.1%

A breakdown of the same-property financial occupancies for Essex's multifamily properties is as follows:

	For the Quarters Ended

	3/31/2003	12/31/2002	3/31/2002
Southern California	95.2%	96.0%	92.0%
San Francisco Bay Area	95.8%	96.5%	95.2%
Pacific Northwest	94.5%	93.8%	90.8%
Same-Property Average	95.2%	95.6%	92.8%

A breakdown of same-property concessions for Essex's multifamily properties is as follows:

	For the Quarters Ended
	(in thousands)
	3/31/2003	12/31/2002	3/31/2002
Southern California	$ 125.3	$ 146.3	$ 407.3
San Francisco Bay Area	176.6	198.4	255.3
Pacific Northwest	297.1	323.2	312.7
Same-Property Average	$ 599.0	$ 667.9	$ 975.3

Total concessions, for the Company's consolidated portfolio, increased to $801,800 for the quarter ended March 31, 2003, as compared to $741,600 for the quarter ended December 31, 2002. Total concessions for the quarter ended March 31, 2002 were $1,023,400.

The following is the sequential percentage change in same-property revenues for the quarter ended March 31, 2003 versus the quarter ended December 31, 2002:

Revenues
Southern California	-0.1%
San Francisco Bay Area	-1.8%
Pacific Northwest	0.8%
Same-Property Average	-0.4%

Same-property operating expenses increased 7.8 percent compared to the quarter ended March 31, 2002. The Company expects same-property operating expenses for the year to increase in the range of 2.5 to 3.5 percent as previously disclosed.

Development

As of March 31, 2003, the Company had ownership interests in development communities, which have a combined estimated construction cost of approximately $104.0 million. These projects exclude development projects owned by the Essex Apartment Value Fund, L.P., which are described in the following section.

During the quarter, the Company's 270-unit high-rise luxury apartment community - The Essex on Lake Merritt - located on the shores of Lake Merritt in Oakland, California, received the prestigious Pillars of the Industry Award from the National Association of Home Builders' for the "Best High Rise Design, Architecture and Construction". This is the 11th significant award bestowed upon the Company since it began developing multifamily properties in 1985.

  The San Marcos (formerly Vista del Mar) - Construction and leasing activities continue at the Company's 312-unit apartment community located in Richmond, California. Stabilization is anticipated during the third quarter of 2003.

  Hidden Valley-Parker Ranch - The initial stages of construction continue on the Company's 324-unit multifamily community located in Simi Valley, California. Initial occupancy is expected to take place during the fourth quarter of 2003. The Company has a 75 percent ownership interest in this development project.

Financing & Other Activities

On June 14, 2000 the Company acquired Waterford Place, a 238-unit apartment community located in San Jose, California for a contract price of $35 million, which excluded a contingent payment to be paid by the Company pursuant to the terms of the agreement. The amount of the contingent payment was disputed, and submitted to binding arbitration. In connection with that arbitration, the Company was directed to issue an additional 109,875 operating partnership units to the seller. As a result, the Company has increased its capitalized acquisition cost of this asset by approximately $6.2 million.

On January 15, 2003, the Company repaid a non-recourse mortgage that matured in the amount of $18.1 million. The interest rate on this loan was 7.60 percent.

Essex Apartment Value Fund, L.P.

The Fund was organized to add value through rental growth and asset appreciation and to utilize the Company's development, redevelopment and asset management capabilities.

The Fund completed its final closing on February 15, 2002 with total equity commitments of approximately $250 million. An affiliate of the Company, Essex VFGP, L.P. ("VFGP"), is the Fund's one percent general partner and is a 20.4 percent limited partner. Essex Portfolio, L.P. (the "Operating Partnership") owns a 99 percent limited partnership interest in VFGP. At March 31, 2003, the Fund has approximately $400 million of investment capacity.

On January 30, 2003, the Fund obtained a non-recourse mortgage on a previously unencumbered property in the amount of $23.2 million, with a 5.16 percent fixed interest rate, which matures in February 2010.

Other Company Information

Essex's total market capitalization at March 31, 2003 was approximately $2.3 billion. The Company's mortgage notes payable had an average maturity of 8.7 years and an average interest rate of 6.8 percent. As of March 31, 2003, the Company's debt-to-total-market-capitalization ratio was 36.0 percent and interest coverage before minority interest for the first quarter of 2003 was 3.6 times EBITDA.

During the quarter, the Company's Board of Directors increased its regular quarterly cash dividend to $0.78 per common share or $3.12 per common share on an annualized basis. The dividend was payable on April 15, 2003 to shareholders of record as of March 31, 2003.

The Company's Annual Meeting of Stockholders is being held on Tuesday, May 13, 2003 at 1:00 p.m. at the Stanford Park Hotel, located at 100 El Camino Real in Menlo Park, California. At the meeting, Keith R. Guericke, President and Chief Executive Officer, and Michael J. Schall, Senior Executive Vice President and Chief Financial Officer will discuss the Company's achievements and operating results for 2002.

The Company reiterates its previous guidance for estimated FFO per diluted share of $4.33 to $4.45 per share for calendar year 2003.

Conference Call with Management

The Company will host an earnings conference call with management, which is scheduled for tomorrow, Thursday, May 1, 2003, at 11:00 a.m. PDT - 2:00 p.m. EDT. The call will be broadcast live via the Internet at www.essexpropertytrust.com, and accessible via phone by dialing (800) 231-9012 - a passcode is not required. A replay of the call is also available via the Internet for two weeks following the live call. You can access the rebroadcast via the Internet at www.essexpropertytrust.com.

This press release and the accompanying supplemental financial information have been filed electronically on Form 8-K and are available on the Company's Web site at www.essexpropertytrust.com. If you are unable to access the information via the Web, please contact the Investor Relations department at investors@essexpropertytrust.com or by calling (650) 849-1600.

Essex Property Trust, Inc., located in Palo Alto, California and traded on the New York Stock Exchange (ESS), is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast communities. Essex currently has ownership interests in 113 multifamily properties (23,969 units), and has 1,248 units in various stages of development. Additional information about Essex can be found on the Company's web site at www.essexpropertytrust.com. If you would like to receive future press releases via e-mail-please send a request to investors@essexpropertytrust.com.

Funds from Operations

Funds from Operations, as defined by the National Association of Real Estate Investment Trusts ("NAREIT") is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, Funds from Operations adjusts the net income of equity REITS for non- cash charges such as depreciation and amortization of rental properties, gains/ losses on sales of real estate and extraordinary items. Management considers Funds from Operations to be a useful financial performance measurement of an equity REIT because, together with net income and cash flows, Funds from Operations provides investors with an additional basis to evaluate the performance of a REIT to incur and service debt and to fund acquisitions and other capital expenditures. Funds from Operations does not represent net income or cash flows from operations as defined by generally accepted accounting principles (GAAP) and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. Funds from Operations does not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to shareholders. Funds from Operations also does not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Further, Funds from Operations as disclosed by other REITs may not be comparable to the Company's calculation of Funds from Operations.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward- looking statements include statements regarding FFO per diluted share estimates, statements regarding expected same-property operating expenses, our portfolio allocations, statements regarding when property developments and redevelopments will be finished and stabilized, statements regarding future leasing activities, statements regarding future construction costs, and statements regarding estimated values of properties. The Company's actual results may differ materially from those projected in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, changes in market demand for rental units and the impact of competition and competitive pricing, changes in economic conditions, unexpected delays in the development and stabilization of development and redevelopment projects, unexpected difficulties in leasing of development and redevelopment projects, total costs of renovation investments exceeding our projections and other risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). The Company assumes no obligation to update this information. For more details relating to risk and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent Report on Form 10-K for the year ended December 31, 2002.

###

E S S E X P R O P E R T Y T R U S T, I N C.

Operating Results                                                    Three Months Ended
(Dollars in thousands, except per share amounts)                          March 31,
------------------------------------------------------------------------------ ----------------
                                                                    2003             2002
                                                              ---------------- ----------------

Revenues:
  Rental                                                      $        54,162  $        42,119
  Other property                                                        1,734            1,316
                                                              ---------------- ----------------
    Total property revenues                                            55,896           43,435
  Interest and other                                                    3,099            5,977
                                                              ---------------- ----------------
                                                                       58,995           49,412
                                                              ---------------- ----------------
Expenses:
  Property operating                                                   18,447           12,581
  Depreciation and amortization                                        11,609            8,986
  Interest                                                             10,799            8,789
  Amortization of deferred financing costs                                174              148
  General and administrative                                            1,838            1,700
                                                              ---------------- ----------------
    Total expenses                                                     42,867           32,204
                                                              ---------------- ----------------
Income from continuing operations before minority interests
  and discontinued operations                                          16,128           17,208

Minority interests                                                     (5,897)          (6,064)
                                                              ---------------- ----------------
Income from continuing operations                                      10,231           11,144

Discontinued operations (net of minority interests):
  Operating income from real estate sold                                   --              152
                                                              ---------------- ----------------
Net income available to common stockholders                   $        10,231  $        11,296
                                                              ================ ================

Net income per share - basic                                  $          0.49  $          0.61
                                                              ================ ================
Net income per share - diluted                                $          0.48  $          0.61
                                                              ================ ================

See Company's 10-K and 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.

Operating Results
Selected Line Item Detail                                              Three Months Ended
(Dollars in thousands)                                                      March 31,
---------------------------------------------------------------------------------- ----------------
                                                                        2003             2002
                                                                  ---------------- ----------------
Interest and other
  Interest income                                                 $           225  $         1,769
  Equity income in co-investments                                           1,801            2,501
  Fee income                                                                  831            1,019
  Miscellaneous - non-recurring                                               242              688
                                                                  ---------------- ----------------
    Interest and other                                            $         3,099  $         5,977
                                                                  ================ ================
Property operating expenses
  Maintenance and repairs                                         $         3,873  $         2,809
  Real estate taxes                                                         4,376            3,150
  Utilities                                                                 2,637            2,031
  Administrative                                                            5,985            3,626
  Advertising                                                                 860              622
  Insurance                                                                   716              343
                                                                  ---------------- ----------------
    Property operating expenses                                   $        18,447  $        12,581
                                                                  ================ ================
General and administrative
  Total general and administrative                                $         3,254  $         3,422
  Allocated to property operating expense - administrative                   (670)            (582)
  Allocated to Essex Management Corporation                                  (600)            (770)
  Capitalized and incremental to real estate under development               (146)            (370)
                                                                  ---------------- ----------------
    Net general and administrative                                $         1,838  $         1,700
                                                                  ================ ================
Minority interests
  Limited partners of Essex Portfolio, L.P.                       $         1,111  $         1,371
  Perpetual preferred distributions                                         4,580            4,580
  Series Z incentive units                                                    175               81
  Third party ownership interests                                              31               32
                                                                  ---------------- ----------------
    Minority interests                                            $         5,897  $         6,064
                                                                  ================ ================

See Company's 10-K and 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.

Funds From Operations                                             Three Months Ended
(Dollars in thousands, except per share amounts)                       March 31,
--------------------------------------------------------------------------- ----------------
                                                                 2003             2002
                                                           ---------------- ----------------
Funds From Operations

Income from continuing operations before
  minority interests and discontinued operations           $        16,128  $        17,208
Adjustments:
  Depreciation and amortization                                     11,609            8,986
  Depr. and amort. - unconsolidated co-investments                   2,172            1,830
  Minority interests                                                (4,611)          (4,587)
  Income from discontinued operations                                   --              152
  Depreciation - discontinued operations                                --               94
                                                           ---------------- ----------------
    Funds from operations                                  $        25,298  $        23,683
                                                           ================ ================

Components of the change in FFO

Same property NOI                                          $        (1,537)
Non-same property NOI                                                8,132
Income and depreciation from discontinued operations                  (246)
Other - corporate and unconsolidated co-investments                 (2,536)
Interest expense and amortization of deferred financing             (2,036)
General and administrative                                            (138)
Minority interests                                                     (24)
                                                           ----------------
    Funds from operations                                  $         1,615
                                                           ================
Funds from Operations Per Share - Diluted                  $          1.08  $          1.13
                                                           ================ ================
    Percentage Increase                                               -4.4%
                                                           ================

Weighted average number of shares outstanding diluted (1)       23,494,051       21,006,678
                                                           ================ ================

(1) Assumes conversion of all outstanding operating partnership interests in the Operating Partnership into shares of the Company's common stock.

See Company's 10-K and 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.

Balance Sheet
(Dollars in thousands)
                                                           March 31, 2003    December 31, 2002
--------------------------------------------------------------------------- -------------------
Real Estate:
  Land and land improvements                            $          391,944  $          368,712
  Buildings and improvements                                     1,204,802           1,147,244
                                                        ------------------- -------------------
                                                                 1,596,746           1,515,956
  Less:  accumulated depreciation                                 (203,429)           (191,821)
                                                        ------------------- -------------------
                                                                 1,393,317           1,324,135
  Investments                                                       62,780              61,212
  Real estate under development                                     80,641             143,756
                                                        ------------------- -------------------
                                                                 1,536,738           1,529,103
Cash and cash equivalents                                           20,295              17,827
Other assets                                                        65,837              66,532
Deferred charges, net                                                6,064               6,272
                                                        ------------------- -------------------
    Total assets                                        $        1,628,934  $        1,619,734
                                                        =================== ===================

Mortgage notes payable                                  $          658,896  $          677,563
Lines of credit                                                    153,000             126,500
Other liabilities                                                   63,702              61,827
                                                        ------------------- -------------------
                                                                   875,598             865,890
Minority interests                                                 264,742             262,530

Stockholders' Equity:
  Convertible preferred stock                                           --                  --
  Common stock                                                           2                   2
  Cumulative redeemable preferred stock                                 --                  --
  Additional paid-in-capital                                       538,560             535,125
  Distributions in excess of accumulated earnings                  (49,968)            (43,813)
                                                        ------------------- -------------------
    Total liabilities and stockholders' equity          $        1,628,934  $        1,619,734
                                                        =================== ===================

See Company's 10-K and 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.

Debt Summary - March 31, 2003
(Dollars in thousands)

                                                  Percentage of                Weighted          Weighted
                                                    Total       Balance         Average       Average Maturity
                                                     Debt      Outstanding  Interest Rate (1)    In Years
                                                  ----------  ------------- ----------------  --------------
Mortgage notes payable
  Fixed rate - secured                                   74% $     598,527              6.9%            7.4
  Tax exempt variable (2)                                 7%        60,369              5.1%           21.7
                                                             -------------- ----------------  --------------
    Total mortgage notes payable                                   658,896              6.8%            8.7
                                                                                              ==============
Lines of credit (3)                                      19%       153,000              2.6%
                                                  ---------- -------------- ----------------
    Total debt                                          100% $     811,896              6.0%
                                                  ========== ============== ================

                        Scheduled principal payments (excludes lines of credit)

                                                     2003    $       5,192
                                                     2004            7,091
                                                     2005           41,003
                                                     2006           20,397
                                                     2007           63,130
                                                  Thereafter       522,083
                                                             --------------
                                                    Total    $     658,896
                                                             ==============

Interest expense coverage is 3.6 times earnings before gain, interest, taxes, depreciation and amortization.
Capitalized interest for the quarter ended March 31, 2003 was $902.

(1) Weighted average interest rate for variable rate debt are approximate current values.
(2) Interest rate protection agreements cap the total all in interest rate at a range of 7.1% to 7.3%.
    These agreements expire between 2003 and 2004.
(3) One line of credit commitment is $165 million and matures in May 2004. A second line of credit commitment is $30 million and matures in December 2003.
    Interest on these lines is based on a tiered rate structure tied to the Company's corporate ratings and is currently at LIBOR plus 1.10%.

See Company's 10-K and 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.

Capitalization - March 31, 2003
(Dollars in thousands, except per share data)

Total debt                                                       $     811,896
                                                                 ==============

Common stock and potentially dilutive securities
   Common stock outstanding                                             21,008
   Limited partnership units (1)                                         2,435
   Options-treasury method                                                 157
                                                                 --------------
Total common stock and potentially dilutive securities                  23,600 shares

Common stock price per share as of March 31, 2003                $      52.250
                                                                 --------------
Market value of common stock and potentially dilutive securities $   1,233,100

Perpetual preferred units                                        $     210,000   8.723% weighted average pay rate
                                                                 --------------
Total equity capitalization                                      $   1,443,100
                                                                 --------------
Total market capitalization                                      $   2,254,996
                                                                 ==============
Ratio of debt to total market capitalization                              36.0%
                                                                 ==============

(1)Assumes conversion of all outstanding operating partnership interests in the
   Operating Partnership into shares of the Company's common stock.

See Company's 10-K and 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.

Property Operating Results - Quarter ended March 31, 2003 and 2002
(Dollars in thousands)
                                              Southern California         Northern California        Pacific Northwest       Other real estate assets(1)          Total
                                            -------------------------  -------------------------  -------------------------  -------------------------  -------------------------
                                              2003     2002   % Change   2003     2002   % Change   2003     2002   % Change   2003     2002   % Change   2003     2002   % Change
                                            -------- -------- -------  -------- -------- -------  -------- -------- -------  -------- -------- -------  -------- -------- -------

Revenues:

  Same property revenues                    $17,470  $16,294     7.2%  $13,151  $14,638   -10.2%  $10,321  $10,645    -3.0%  $  --    $  --      n/a    $40,942  $41,577    -1.5%
  Non same property revenues(2)               8,936    1,124             2,453      593              --       --               3,565      141            14,954    1,858
                                            -------- --------          -------- --------          -------- --------          -------- --------          -------- --------
    Total Revenues                          $26,406  $17,418           $15,604  $15,231           $10,321  $10,645           $ 3,565  $   141           $55,896  $43,435
                                            -------- --------          -------- --------          -------- --------          -------- --------          -------- --------
Property operating expenses:

  Same property operating expenses          $ 5,055  $ 4,845     4.3%  $ 3,762  $ 3,324    13.2%  $ 3,591  $ 3,337     7.6%  $  --    $  --      n/a    $12,408  $11,506     7.8%
  Non same property operating expenses(2)     3,294      618               952      349              --       --               1,793      108             6,039    1,075
                                            -------- --------          -------- --------          -------- --------          -------- --------          -------- --------
    Total property operating expenses       $ 8,349  $ 5,463           $ 4,714  $ 3,673           $ 3,591  $ 3,337           $ 1,793  $   108           $18,447  $12,581
                                            -------- --------          -------- --------          -------- --------          -------- --------          -------- --------
Net operating income:

  Same property net operating income        $12,415  $11,449     8.4%  $ 9,389  $11,314   -17.0%  $ 6,730  $ 7,308    -7.9%  $  --    $  --      n/a    $28,534  $30,071    -5.1%
  Non same property operating income(2)       5,642      506             1,501      244              --       --               1,772       33             8,915      783
                                            -------- --------          -------- --------          -------- --------          -------- --------          -------- --------
    Total net operating income              $18,057  $11,955           $10,890  $11,558           $ 6,730  $ 7,308           $ 1,772  $    33           $37,449  $30,854
                                            ======== ========          ======== ========          ======== ========          ======== ========          ======== ========

Same property operating margin                   71%      70%               71%      77%               65%      69%             n/a      n/a                 70%      72%
                                            ======== ========          ======== ========          ======== ========          ======== ========          ======== ========
Same property turnover percentage                53%      47%               56%      57%               51%      60%             n/a      n/a                 53%      55%
                                            ======== ========          ======== ========          ======== ========          ======== ========          ======== ========
Net operating income percentage of total         48%      39%               29%      37%               18%      24%                5%       0%              100%     100%
                                            ======== ========          ======== ========          ======== ========          ======== ========          ======== ========

Loss to lease(3)                            $ 7,517                    $  (561)                   $  (897)                   $  n/a                     $ 6,059
                                            ========                   ========                   ========                   ========                   ========
  Loss to lease as a percentage                 6.5%                      -0.9%                      -1.8%                      n/a                         3.0%
  of rental income                          ========                   ========                   ========                   ========                   ========

(1) Includes apartment communities located in other geographic areas, other rental properties and commercial properties.
(2) Includes properties which subsequent to December 31, 2001, were either acquired, disposed, in a stage of developmentor redevelopment without stabilized operations.
(3) Loss to lease represents the annualized difference between market rents (without considering the impact of rental concessions)
    and contractual rents. These numbers include the Company's pro-rata interest in unconsolidated properties.

Reconciliation of apartment units at end of period

  Same property consolidated apartment units  4,869    4,869             3,597    3,597             4,402    4,402              --       --              12,868   12,868
                                            ======== ========          ======== ========          ======== ========          ======== ========          ======== ========
  Consolidated Apartment Units                8,143    5,405             4,007    3,737             4,402    4,402               578     --              17,130   13,544
  Down REIT                                   1,360    1,360               170      170               301      301              --       --               1,831    1,831
  Joint Venture                               4,151    4,530               116      116               741      741              --       --               5,008    5,387
  Under Development                             686      692               562      832                 --       --             --       --               1,248    1,524
                                            -------- --------          -------- --------          -------- --------          -------- --------          -------- --------
    Total apartment units at end of period   14,340   11,987             4,855    4,855             5,444    5,444               578     --              25,217   22,286
                                            ======== ========          ======== ========          ======== ========          ======== ========          ======== ========
    Percentage of total                          57%      54%               19%      22%               22%      24%                2%       0%              100%     100%
                                            ======== ========          ======== ========          ======== ========          ======== ========          ======== ========

Average same property financial occupancy      95.2%    92.0%             95.8%    95.2%             94.5%    90.8%              0.0%     0.0%             95.2%    92.8%
                                            ======== ========          ======== ========          ======== ========          ======== ========          ======== ========

See Company's 10-K and 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.

Development Communities - March 31, 2003
(Dollars in millions)

                                                                                          Total     Estimated
                                                                           Estimated     Incurred   Remaining   Initial    Stabilized     %         %
Project Name                                Location              Units       Cost       to Date       Cost     Occupancy  Operations   Leased   Occupied
------------------------------------------- -------------------  -------  ------------  ----------  ---------- ----------- ----------- -------- ----------

Development Communities
-------------------------------------------

Direct Development - Consolidated

   The San Marcos (formerly Vista del Mar)  Richmond, CA            312  $       50.9  $     49.8  $      1.1    Jul-02      Sep-03      59%       48%

   Hidden Valley-Parker Ranch(1)            Simi Valley, CA         324          46.0        23.7        22.3    Nov-03      Sep-04      n/a       n/a

   Pre-development (3)                                                            7.1         7.1           --
                                                                 ------- ------------- ----------- -----------
     Subtotal - direct development                                  636  $      104.0  $     80.6  $     23.4

Joint Venture Transactions - Unconsolidated(2)

   Kelvin Avenue                            Irvine, CA              132  $       22.4  $      5.6  $     16.8    Aug-04      Mar-05      n/a       n/a

   Chesapeake                               San Diego, CA           230          44.9        17.9        27.0    Apr-04      Dec-04      n/a       n/a

   River Terrace                            Santa Clara, CA         250          55.0        19.9        35.1    May-04      Mar-05      n/a       n/a

                                                                 ------- ------------- ----------- -----------
     Total - development                                          1,248  $      226.3  $    124.0  $    102.3
                                                                 ======= ============= =========== ===========

Stabilized Communities - First Quarter 2003
-------------------------------------------
   The Essex on Lake Merritt                Oakland, CA             270  $       72.7  $     72.7  $        --   Jun-02      Jan-03      97%       94%

(1)The Company acquired bond financing which closed in December 2002. The Company has a 75% interest in this development project.
(2)The Company has a 21.4% interest in development projects owned by the Fund.
(3)This land is expected to be developed into phase II of The San Marcos.

See Company's 10-K and 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.

Redevelopment Communities - March 31, 2003
(Dollars in thousands)

                                                                 Total    Estimated
                                                    Estimated  incurred   Remaining  Redevelopment  Restabilized
Project Name                                Units     Cost      to date     Cost         Start      Operations (1)
------------------------------------------ ------- ---------- ---------- ----------  -------------  ---------------

None

Re-stabilized Communities - First Quarter 2003
------------------------------------------

None

(1)Restabilized operations is defined as the month that the property reaches at least 95% occupancy after completion of the redevelopment project.

See Company's 10-K and 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.
Investments - March 31, 2003                                                                   Debt                          $52.250
                                                                           -------------------------------------    Down    Value of      Essex
(Dollars in thousands)                                   Book    Estimated                     Interest Maturity    REIT    Down REIT    Equity
                                                        Value    Value(1)    Amount    Type      Rate     Date     Units      Unit      Value(2)
---------------------------------------------------------------  --------- -------------------------------------  --------  ---------   ---------
Down REIT's
   Highridge, Rancho Palos Verde, CA                                       $ 19,934    Fixed       6.26% Jun-07
   Anchor Village, Mukilteo, WA                                              10,750  Var/bonds     5.50% Dec-27
   Barkley Apartments, Anaheim, CA                                            5,314    Fixed       6.63% Feb-09
   Brookside Oaks, Sunnyvale, CA                                             15,006    Fixed       7.90% Oct-10
   Capri at Sunny Hills, Fullerton, CA                                       12,376    Fixed       5.37% Aug-07
   Hearthstone, Santa Ana, CA                                                10,020    Fixed       7.01% Jun-08
   Montejo, Garden Grove, CA                                                  6,176    Fixed       6.98% Feb-11
   Treehouse, Santa Ana, CA                                                   8,315    Fixed       6.98% Feb-11
   Valley Park, Fountain Valley, CA                                          10,534    Fixed       6.98% Feb-11
   Villa Angelina, Placentia, CA                                             14,245    Fixed       6.98% Feb-11
                                                                            --------
                                                      $ 12,085  $ 213,961   112,670                                 1,475  $  77,069   $  24,222

                                                                                                                  Value of   Company
Joint Ventures                                                                                                     Equity   Ownership
   Essex Apartment Value Fund, L.P.                                                                               --------  ---------
     Andover Park, Beaverton, OR                                             12,345    Fixed       6.60% Oct-11
     Vista Del Rey (El Encanto), Tustin, CA                                   7,945    Fixed       6.95% Feb-11
     Rosebeach, La Mirada, CA                                                 8,385    Fixed       7.09% Feb-11
     Hunt Club, Lake Oswego, CA                                              11,623    Fixed       7.05% Feb-11
     The Crest, Pomona, CA                                                   35,648    Fixed       7.99% Jul-05
     Foxborough (Woodland), Orange, CA                                        4,881    Fixed       7.84% Jul-09
     The Arboretum at Lake Forest, Lake Forest, CA                           23,206    Fixed       5.16% Feb-10
     Ocean Villas, Oxnard, CA                                                   --
     Villas at Carlsbad, Carlsbad, CA                                           --
     Kelvin Avenue, Irvine, CA (development)                                    --
     Chesapeake, San Diego, CA (development)                                    --
     Rivermark, Santa Clara, CA (development)                                10,500    Fixed       8.00% Jan-04

     Line of credit                                                          71,260    Var.   LIBOR+.875 Dec-03
                                                                            --------
                                                        19,591    236,258   185,793                              $ 50,465       21.4%     10,800
   AEW
     The Pointe at Cupertino, Cupertino, CA                                     --
     Tierra Vista, Oxnard, CA                                                37,707    Fixed       5.93% Jun-07
                                                                            --------
                                                         7,280     76,173    37,707                                38,466       20.0%      7,693
   Lend Lease
     Coronado at Newport - North, CA                                         56,646    Fixed       5.30% Dec-12
     Coronado at Newport - South, CA (rehab not yet started)                 49,879    Fixed       5.30% Dec-12
                                                                            --------
                                                        12,815    153,147   106,525                                46,622       49.9%     23,264
   Other Joint Ventures
     Park Hill Apartments, Issaquah, WA                  5,656     27,751    21,602    Fixed       6.90% Aug-29     6,149       45.0%(3)   5,656

Other                                                    5,353                                                                             5,353
                                                      ---------                                                                        ----------
                                                      $ 62,780                                                                         $  76,988
                                                      =========                                                                        ==========

(1)Estimated value based on estimated 2003 net operating income applying capitalization rates ranging from 7.25% to 7.75% on stabilized multifamily properties.  Other properties, either in development, redevelopment or acquired less than 12 months ago are valued at cost.
(2)Although the Company generally intends to hold these properties for use, the Company equity value assumes liquidation at March 31, 2003.
(3)The Company's 45% ownership interest receives a cumulative preferred return.

See Company's 10-K and 10-Q for additional disclosures

                                                                        ESSEX PROPERTY TRUST, INC.
                                                                        REAL ESTATE INFORMATION
                                                                             31-Mar-03
                                                                                                             Square         Year    Year
   Property Name                          Address                       City               State  Units     Footage       Acquired  Built
   ---------------------------------------------------------------------------------------------------------------------------------------
                                                                        MULTIFAMILY COMMUNITIES
   ---------------------------------------------------------------------------------------------------------------------------------------
                    SAN FRANCISCO BAY AREA
   ---------------------------------------------------------------------
   Santa Clara County
   ---------------------------------------
 1 Pointe at Cupertino, The (Westwood)    19920 Olivewood Street        Cupertino            CA      116       135,288      1998    1963
 1 Carlyle, The                           2909 Nieman Boulevard         San Jose             CA      132       129,216      2000    2000
 1 Waterford, The                         1700 N. First Street          San Jose             CA      238       219,642      2000    2000
 1 Le Parc (Plumtree)                     440 N. Winchester Avenue      Santa Clara          CA      140       113,260      1994    1975
 1 Marina Cove                            3480 Granada Avenue           Santa Clara          CA      292       250,294      1994    1974
   River Terrace                          N.E. corner Montague/Agnew    Santa Clara          CA      250       223,880
 1 Bristol Commons                        732 E. Evelyn Avenue          Sunnyvale            CA      188       142,668      1995    1989
 1 Brookside Oaks                         1651 Belleville Way           Sunnyvale            CA      170       119,980      2000    1973
 1 Oak Pointe                             450 N. Mathilda Avenue        Sunnyvale            CA      390       294,180      1988    1973
 1 Summerhill Park                        972 Corte Madera Avenue       Sunnyvale            CA      100        78,584      1988    1988
 1 Windsor Ridge                          825 E. Evelyn Avenue          Sunnyvale            CA      216       161,892      1989    1989
                                                                                           ----------------------------
                                                                                               8%  1,982     1,645,004
   Alameda County
   ---------------------------------------
 1 Stevenson Place (The Apple)            4141 Stevenson Blvd.          Fremont              CA      200       146,296      1983    1971
 1 Treetops                               40001 Fremont Blvd.           Fremont              CA      172       131,270      1996    1978
 1 Wimbeldon Woods                        25200 Carlos Bee Blvd.        Hayward              CA      560       462,400      1998    1975
 1 Summerhill Commons                     36826 Cherry Street           Newark               CA      184       139,012      1987    1987
 1 Essex at Lake Merritt, The             108-116 17th Street           Oakland              CA      270       258,967      2003    2003
                                                                                           ----------------------------
                                                                                               6%  1,386     1,137,945
   Contra Costa County
   ---------------------------------------
   San Marcos (Vista del Mar)             Hilltop Drive at Richmond PkwyRichmond             CA      312       292,716
 1 Bel Air (The Shores)                   2000 Shoreline Drive          San Ramon            CA      462       391,136      1995    1988  114 units 2000
 1 Eastridge Apartments                   235 East Ridge Drive          San Ramon            CA      188       174,104      1996    1988
 1 Foothill Gardens                       1110 Harness Drive            San Ramon            CA      132       155,100      1997    1985
 1 Twin Creeks                            2711-2731 Morgan Drive        San Ramon            CA       44        51,700      1997    1985
                                                                                           ----------------------------
                                                                                               3%    826       772,040
   San Francisco County
   ---------------------------------------
 1 Mt. Sutro Terrace Apartments           480 Warren Drive              San Francisco,CA       0%     99        64,095      1999    1973
   ---------------------------------------                                                 ----------------------------
20 Total San Francisco Bay Area                                                            18%  4,293     3,619,084

                       SOUTHERN CALIFORNIA
   ---------------------------------------------------------------------
   Los Angeles County
   ---------------------------------------
 1 Hampton Court (Columbus)               1136 N. Columbus Avenue       Glendale             CA       83        71,573      1999    1974
 1 Hampton Place (Loraine)                245 W. Loraine Street         Glendale             CA      132       141,591      1999    1970
 1 Rosebeach                              16124 E. Rosecrans Ave.       La Mirada            CA      174       172,202      2000    1970
 1 Marbrisa                               1809 Termino Ave.             Long Beach           CA      202       122,870      2002    1987
 1 Pathways                               5945 E. Pacific Coast Hwy.    Long Beach           CA      296       197,720      1991    1975
 1 Bunker Hill                            222 and 234 S. Figueroa St.   Los Angeles          CA      456       346,672      1998    1968
 1 City Heights                           209 S. Westmoreland           Los Angeles          CA      687       424,170      2000    1968
 1 Cochran Apartments                     612 South Cochran             Los Angeles          CA       58        51,468      1998    1989
 1 Kings Road                             733 North Kings Road          Los Angeles          CA      196       132,112      1997    1979
 1 Park Place                             400 S. Detroit Street         Los Angeles          CA       60        48,000      1997    1988
 1 Windsor Court                          401 S. Detroit Street         Los Angeles          CA       58        46,600      1997    1988
 1 Mirabella (Marina View)                13701 Marina Point Drive      Marina Del Rey       CA      188       176,860      2000    2000
 1 Hillcrest Park (Mirabella)             1800 West Hillcrest Drive     Newbury Park         CA      608       521,968      1998    1973
 1 Monterra del Mar (Windsor Terrace)     280 E. Del Mar Boulevard      Pasadena             CA      123        74,475      1997    1972
 1 Monterra del Rey (Glenbrook)           350 Madison                   Pasadena             CA       84        73,101      1999    1972
 1 Monterra del Sol (Euclid)              280 South Euclid              Pasadena             CA       85        69,295      1999    1972
 1 Crest, The                             400 Appian Way                Pomona               CA      501       498,036      2000    1986
 1 Highridge                              28125 Peacock Ridge Drive     Rancho Palos Verde   CA      255       290,250      1997    1972
 1 Avondale at Warner Center              22222 Victory Blvd.           Woodland Hills       CA      446       331,072      1999    1970
                                                                                           ----------------------------
                                                                                              20%  4,692     3,790,035
   Ventura County
   ---------------------------------------
 1 Camarillo Oaks                         921 Paseo Camarillo           Camarillo            CA      564       459,072      1996    1985
 1 Mariner's Place                        711 South B Street            Oxnard               CA      105        77,254      2000    1987
 1 Ocean Villa                            4202-4601 Dallas Drive        Oxnard               CA      119       108,900      2002    1974
 1 Tierra Vista                           Rice and Gonzales             Oxnard               CA      404       387,144      2001    2001
 1 Village Apartments                     1040 Kelp Lane                Oxnard               CA      122       122,120      1997    1974
 1 Meadowood                              1733 Cochran Street           Simi Valley          CA      320       264,568      1996    1986
   Parker Ranch                           Los Angeles and Stearns       Simi Valley          CA      324       310,938
 1 Villa Scandia                          1021 Scandia Avenue           Ventura              CA      118        71,160      1997    1971
                                                                                           ----------------------------
                                                                                               7%  1,752     1,490,218
   Orange County
   ---------------------------------------
 1 Barkley Apartments                     2400 E. Lincoln Ave.          Anahiem              CA      161       139,835      2000    1984
 1 Vista Pointe                           175-225 S. Rio Vista          Anahiem              CA      286       242,410      1985    1968
 1 Valley Park Apartments                 17300 Euclid Ave.             Fountain Valley      CA      160       169,788      2001    1969
 1 Capri at Sunny Hills                   2341 Daphne Place             Fullerton            CA      100       128,100      2001    1961
 1 Wilshire Promenade                     141 West Wilshire Avenue      Fullerton            CA      149       128,130 (1)  1997    1992
 1 Montejo Apartments                     12911 Dale St.                Garden Grove         CA      124       103,280      2001    1974
 1 Huntington Breakers                    21270 Beach Boulevard         Huntington Beach     CA      342       241,763      1997    1984
   Irvine development                     2552 Kelvin Ave.              Irvine               CA      132       122,456
 1 Hillsborough Park                      1501 South Beach Boulevard    La Habra             CA      235       215,510      1999    1999
 1 Arboretum at Lake Forest               22700 Lake Forest Drive       Lake Forest          CA      225       215,319      2002    1970
 1 Trabuco Villas                         25362 Mosswood Way            Lake Forest          CA      132       131,032      1997    1985
 1 Coronado At Newport-North              880 Irvine Avenue             Newport Beach        CA      732       459,677      1999    1968
 1 Coronado At Newport-South              1700 16th Street              Newport Beach        CA      715       498,716      1999    1969
 1 Fairways Apartments                    2 Pine Valley Lane            Newport Beach        CA       74       107,160      1999    1972
 1 Woodland Apartments                    501 East Katella Ave.         Orange               CA       90       108,000      2000    1969
 1 Villa Angelina                         201 E. Chapman Ave.           Placentia            CA      256       217,600      2001    1970
 1 Hearthstone Apartments                 2301 E. Santa Clara Ave.      Santa Ana            CA      140       154,820      2001    1970
 1 Treehouse Apartments                   2601 N. Grand Ave.            Santa Ana            CA      164       135,762      2001    1970
 1 El Encanto                             1151 Walnut Ave.              Tustin               CA      116        92,760      2000    1969
                                                                                           ----------------------------
                                                                                              18%  4,201     3,489,662
   San Diego County
   ---------------------------------------
 1 Alpine Country                         2660 Alpine Blvd.             Alpine               CA      108        81,900      2002    1986
 1 Alpine Village                         2055 Arnold Way               Alpine               CA      306       254,424      2002    1971
 1 Bonita Cedars                          5155 Cedarwood Rd.            Bonita               CA      120       120,824      2002    1983
 1 Villas at Carlsbad                     2600 Kremeyer Circle          Carlsbad             CA      102        72,960      2002    1965
 1 Cambridge                              660 F. St.                    Chula Vista          CA       40        22,140      2002    1965
 1 Woodlawn Colonial                      245-255 Woodlawn Ave.         Chula Vista          CA      159       104,583      2002    1974
 1 Mesa Village                           5265 Clairemont Mesa Blvd.    Clairemont           CA      133        43,696      2002    1963
 1 Casa Tierra                            355 Orlando St.               El Cajon             CA       40        28,730      2002    1972
 1 Coral Gardens                          425 East Bradley              El Cajon             CA      200       182,000      2002    1976
 1 Tierra del Sol/Norte                   989 Peach Ave.                El Cajon             CA      156       117,000      2002    1969
 1 Grand Regacy                           2050 E. Grand Ave.            Escondido            CA       60        42,432      2002    1967
 1 Mira Woods Villa                       10360 Maya Linda Rd.          Mira Mesa            CA      355       262,630      2002    1982
 1 Country Villas                         283 Douglas Drive             Oceanside            CA      180       179,764      2002    1976
 1 Bluffs II, The                         6466 Friars Road              San Diego            CA      224       126,744      1997    1974
   Chesapeake                             Front at Beech St.            San Diego            CA      230       147,480
 1 Emerald Palms                          2271 Palm Ave.                San Diego            CA      152       133,000      2002    1986
 1 Summit Park                            8563 Lake Murray Blvd.        San Diego            CA      300       229,400      2002    1972
 1 Vista Capri - East                     4666 63rd St.                 San Diego            CA       26        16,890      2002    1967
 1 Vista Capri - North                    3277 Berger Ave.              San Diego            CA      106        51,840      2002    1975
 1 Carlton Heights                        9705 Carlton Hills Blvd.      Santee               CA       70        48,440      2002    1979
 1 Shadow Point                           9830 Dale Ave.                Spring Valley        CA      172       131,260      2002    1983
                                                                                           ----------------------------
                                                                                              13%  3,009     2,250,657
   ---------------------------------------                                                 ----------------------------
64 Total Southern California                                                               57% 13,654    11,020,572

              SEATTLE METROPOLITAN AREATotal Seattle Metropolitan Area                                                         17%  4,073     3,397,634

            PORTLAND METROPOLITAN AREA
   ---------------------------------------------------------------------
 1 Andover Park                           15282 SW Teal Blvd.           Beaverton            OR      240       227,804      2001    1992
 1 Jackson School Village                 300 NE Autumn Rose Way        Hillsboro            OR      200       196,896      1996    1996
 1 Landmark Apartments                    3120 NW John Olsen Ave.       Hillsboro            OR      285       282,934      1996    1990
 1 Hunt Club                              6001 SW Bonita Road           Lake Oswego          OR      256       198,056      2000    1985
 1 Meadows @ Cascade Park                 314 SE 19th Street            Vancouver            WA      198       199,377      1997    1989
 1 Village @ Cascade Park                 501 SE 123rd Avenue           Vancouver            WA      192       178,144      1997    1989
   ---------------------------------------                                                 ----------------------------
 6 Total Portland Metropolitan Area                                                         6%  1,371     1,283,211

                           OTHER AREAS
   ---------------------------------------------------------------------
 1 Devonshire Apartments                  2770 West Devonshire Ave.     Hemet                CA      276       207,220      2002    1988
 1 St. Cloud Apartments                   6525 Hilcroft                 Houston              TX      302       306,869      2002    1968
                                                                                           ----------------------------
 2                                                                                          2%    578       514,089
                                                                                                 ----------------------
   113                                    Multifamily Properties                                  23,969    19,834,590      1998    1980
   6                                      Multifamily Properties Under Construction                1,248     1,097,470
                                                                                             ======================
   Avg. square footage                                 828
   Avg. units per property                             212
   Avg. age of property                                 22

   (1) Also has 11,836 square feet of commercial/retail space.
   (2) Also has 9,512 square feet of commercial space.

               OTHER REAL ESTATE ASSETS
   ---------------------------------------------------------------------
   Manufactured Housing Communities
   ---------------------------------------
   Green Valley                           2130 Sunset Dr.               Vista                CA      157 pads               2002    1973
   Riviera                                2038 Palm St.                 Las Vegas            NV      450 pads               2002    1969
   Recreational Vehicle Parks
   ---------------------------------------
   Circle RV                              1835 E. Main St.              El Cajon             CA      179 spaces             2002    1977
   Vacationer                             1581 E. Main St.              El Cajon             CA      159 spaces             2002    1973
   Diamond Valley                         344 N. State St.              Hemet                CA      224 spaces             2002    1974
   Golden Village                         3600 W. Florida Ave.          Hemet                CA     1019 spaces             2002    1972
   Riviera RV                             2200 Palm St.                 Las Vegas            NV      136 spaces             2002    1969
   Office Buildings
   ---------------------------------------
   Essex Corporate Headquarter Bldg.      925 E. Meadow Dr.             Palo Alto            CA                 17,400      1997    1988
   Valley Financial Office Building       2399 Camino Del Rio South     San Diego            CA                  5,200      2002    1978
   Moore Street Office Building           3205 Moore St.                San Diego            CA                  2,000      2002    1957
   Essex Southern Cal. Office Building    22110-22120 Clarendon St.     Woodland Hills       CA                 38,940      2001    1982

New Residential Supply: Permits as % of Current Stock
12 Month Permit Period:  March  2002 through March 2003 (inclusive)

------------------------------------------------------------------   ---------------------------------    -------------------------
                               Single Family Data                              Multi-Family Data                All Residential Dat
==================================================================   =================================    =========================
Market              Median SF    SF Stock     SF Permits    % of     MF Stock   MF Permits     % of       Total Residentia  % of
                    Price (2002     2000     Last 12 Months Stock       2000   Last 12 months  Stock      Permits Last 12   Stock
==================================================================   =================================    =========================
Boston               $395,900    1,530,000       4,583      0.3%      670,800      1,809       0.3%            6,392        0.3%
New York PMSA        $310,000     760,000        2,645      0.3%     2,920,000     12,364      0.4%            15,009       0.4%
Nassau-Suffolk       $312,900     740,000        3,866      0.5%      240,000       480        0.2%            4,346        0.4%
Philadelphia         $146,100    1,532,000       12,925     0.8%      515,100      2,884       0.6%            15,809       0.8%
Chicago              $220,900    1,700,000       29,737     1.7%     1,404,900     9,115       0.6%            38,852       1.3%
Miami/Ft. Lauderdale $192,700     717,000        11,235     1.6%      876,000      12,182      1.4%            23,417       1.5%
Minneapolis          $185,000     818,000        17,725     2.2%      351,800      6,335       1.8%            24,060       2.1%
Wash. D.C. PMSA      $250,200    1,299,000       29,932     2.3%      644,300      11,364      1.8%            41,296       2.1%
Austin               $156,500     326,000        7,204      2.2%      169,900      3,487       2.1%            10,691       2.2%
Denver               $228,100     582,000        13,767     2.4%      274,900      5,937       2.2%            19,704       2.3%
Dallas-Ft. Worth     $135,700    1,381,000       38,684     2.8%      650,000      11,518      1.8%            50,202       2.5%
Houston              $132,800    1,027,000       30,565     3.0%      547,700      13,257      2.4%            43,822       2.8%
Phoenix              $143,300     970,000        41,095     4.2%      360,500      6,784       1.9%            47,879       3.6%
Orlando              $136,000     482,000        18,148     3.8%      201,500      7,471       3.7%            25,619       3.7%
Atlanta              $146,500    1,122,000       49,896     4.4%      467,800      14,528      3.1%            64,424       4.1%
Las Vegas            $159,800     440,000        25,755     5.9%      215,700      7,786       3.6%            33,541       5.1%
                    ----------------------------------------------   ---------------------------------    -------------------------
Totals               $209,616    15,426,000     337,762     2.2%     **********   127,301      1.2%           465,063       1.8%
                    ==============================================   =================================    =========================
Seattle              $254,000     656,000        10,527     1.6%      354,487      5,490       1.5%            16,017       1.6%
Portland             $180,400     561,000        10,384     1.9%      225,335      3,682       1.6%            14,066       1.8%

San Francisco        $511,100     368,000        1,203      0.3%      344,000      2,016       0.6%            3,219        0.5%
Oakland              $412,100     625,000        6,959      1.1%      270,000      1,948       0.7%            8,907        1.0%
San Jose             $504,400     388,000        2,193      0.6%      192,000      3,199       1.7%            5,392        0.9%

Los Angeles          $280,900    1,877,000       8,839      0.5%     1,392,963     8,710       0.6%            17,549       0.5%
Ventura              $341,700     199,000        2,394      1.2%       53,295       587        1.1%            2,981        1.2%
Orange               $415,300     628,000        6,618      1.1%      340,800      5,314       1.6%            11,932       1.2%
San Diego            $356,300     664,000        9,104      1.4%      375,664      5,161       1.4%            14,265       1.4%

PNW                  $220,073    1,217,000       20,911     1.7%      579,822      9,172       1.6%            30,083       1.7%

No Cal               $464,413    1,381,000       10,355     0.7%      806,000      7,163       0.9%            17,518       0.8%

So Cal               $324,418    3,368,000       26,955     0.8%     2,162,722     19,772      0.9%            46,727       0.8%
                    ----------------------------------------------   ---------------------------------    -------------------------

ESSEX                $335,538    5,966,000       58,221     1.0%     3,548,543     36,107      1.0%            94,328       1.0%
                    ==============================================   =================================    =========================

Permits:  Single Family equals 1 Unit, Multi-Family equals 5 or More Units
Sources:  SF Prices - National Association of Realtors,Rosen Consulting Group :  Permits, Total Residential Stock - U.S. Census
Single Family - Multi-Family Breakdown of Total Resdiences, Rosen Consulting Group, US Census, EASI, Essex